UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 19, 2011

USD ENERGY CORP.
(Name of small business issuer specified in its charter)
Nevada	000-53558	80-0214005
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9880 Magnolia Ave. Suite 176
Santee, CA  92071
(Address of principal executive offices)

 (former name or former address, if changed since last report)

619-717-8047
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 19, 2011, USD Energy Corp., (the “Company”) entered into a Stock Purchase Agreement with WealthMakers, Ltd. (“WealthMakers”) whereby WealthMakers purchased 800,000 shares of common stock of the Company (the “Common Stock”) for a purchase price of $800,000.

Angelique de Maison, who prior to the issuance of the shares as set forth above, beneficially owned 14.1% of the Company’s Common Stock, is Chief Executive Officer,  Chairman of the board of directors and majority shareholder of WealthMakers and Trisha Malone, who is Chief Financial Officer and a director of the Company, is a director of WealthMakers.  Ms. de Maison may be considered a related party to Zirk Engelbrecht, who is President and a director and of the Company, under the rules of the Securities Exchange Act of 1934.  Ms. de Maison, and any entity controlled by Ms. de Maison, disclaim beneficial ownership of any securities beneficially owned by Mr. Engelbrecht or any entity controlled by Mr. Engelbrecht, and Mr. Engelbrecht, and any entity controlled by Mr. Engelbrecht, disclaim beneficial ownership of any securities beneficially owned by Ms. de Maison or any entity controlled by Ms. de Maison.

 The preceding discussion is qualified in its entirety by the full text of the Stock Purchase Agreement which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.02                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

Effective January 20, 2010:

●	Zirk Engelbrecht was appointed as President of the Company,

●	Trisha Malone resigned as Chief Executive Officer of the Company and Juan Carlos Camus Villegas was appointed Chief Executive Officer of the Company,

●	The size of the board of directors was increased to four directors, and

●	Mr. Engelbrecht, Mr. Villegas and Thomas Ronk were appointed to the board of directors to fill the vacancies created by the increase in size of the board of directors.

Ms. Malone will continue as a director and Chief Financial Officer of the Company.  Also, on January 20, 2011, Bethanny Tebbe resigned as Chief Operating Officer of the Company.

In addition, on January 17, 2011, Suprafin, Ltd. (“ Suprafin”) converted the full amount of principal and accrued interest outstanding pursuant to that certain Convertible Promissory Note, dated February 7, 2009, issued by the Company in favor of Suprafin, as amended on February 5, 2010 (the “Suprafin Note”), into 641,111 shares of Common Stock.  The amount of principal and accrued interest at the time of conversion was approximately $14,425, and the conversion price pursuant to the Suprafin Note was $.0225. Prior to this conversion, no payments had been made to Suprafin pursuant to the Suprafin Note, but as previously disclosed, on July 27, 2010, Suprafin had elected to convert the $45,312 of outstanding principal and interest under the Suprafin Note into 2,013,867 shares of Common Stock. Mr. Engelbrecht, a director and President of the Company, is the Chief Executive Officer, sole director and sole shareholder of Suprafin. Ms. Malone is the corporate secretary of Suprafin.

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The changes set forth above were discussed in greater detail in the Company’s Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission on January 10, 2011, which is incorporated herein by this reference.  Reference is also made to the information provided under item 1.01 of this Report, which is incorporated herein by this reference.

ITEM 5.03                      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 19, 2011, the Company’s board of directors adopted an amendment to the Bylaws for the Company.  The amendment adds Article XII to the Bylaws to provide details regarding the Company’s right to indemnify its directors, officers and other agents against judgments, settlements and other expenses incurred by them in connection with their service to the Company.  The Bylaw amendment provides that the Company may indemnify any person in connection with any threatened, pending or completed action or proceeding (including an action by or in the right of the Company) to which such person is made a party as a result of the fact that the indemnitee was a director, officer, employee or agent of the Company, in accordance with applicable law.  Additionally, the Bylaw amendment explicitly empowers the board of directors to expand upon these provisions through entering into agreements with the Company’s directors and officers or purchasing insurance on behalf of any director, officer, employee or agent.

The preceding discussion is qualified in its entirety by the full text of the amendment to the Bylaws of the Company that is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits:

Exhibit	Description

3.1	Amendment to the Bylaws of the Company
10.1	Stock Purchase Agreement, dated January 19, 2011, between USD Energy Corp. and WealthMakers, Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2011	USD ENERGY CORP.

	By:	/s/ Trisha Malone
Trisha Malone
Chief Financial Officer